PROMISSORY NOTE

$___________	New York, New York
June 30, 2010

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.  IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THIS PROMISSORY NOTE UNDER THE SECURITIES ACT OF 1933 AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

Florham Consulting Corp. ("Borrower"), a Delaware Corporation whose address is 845 Third Avenue, 6th Floor, New York, NY 10022 for value received, hereby promises to pay to the order of ___________ (“___________”), whose address is ___________ the sum of ___________ ($___________), or such lesser amount as shall then equal the outstanding principal amount hereof, on September 30, 2010 (such date, or such earlier date upon which the principal and interest is due upon acceleration pursuant to Section 3 hereof, hereinafter referred to as the "Due Date") and to pay interest from the date hereof on the unpaid principal amount hereof at the rate set forth below, all on the terms and conditions set forth herein.  Payment for all amounts due hereunder shall be made in lawful money of the United States of America by certified mail, return receipt requested, or by hand or by overnight mail to the address of the Holder (as hereinafter defined) or by wire transfer to an account designated in writing by the Holder.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.  Definitions.  As used in this Note, the term "Holder" shall mean ___________ or any subsequent holder of this Note.

2.  Interest.  Interest shall accrue from the date hereof until all outstanding principal and interest on this Note shall have been paid in full at the rate of thirteen and one-half (13.5%)  percent per annum on the unpaid principal balance hereof and shall be payable on the Due Date or the date of any other payment of principal on this Note.  In the event that the principal amount of this Note is not paid in full on the Due Date, interest at the rate equal to the lesser of (i) the maximum legally permitted interest rate and (ii) eighteen percent (18%) per annum shall accrue on the balance of any unpaid principal and accrued interest from the Due Date until such balance is paid.

3.  Events of Default.  If any of the events specified in this Section 3 shall occur (herein individually referred to as an "Event of Default"):

(i) Default in payment of principal or interest under this Note when due;

(ii) The occurrence of an event of default under any other obligation owed by the Borrower to the Holder;

(iii) A material default by the Borrower in any obligation, or breach by the Borrower of any representation, warranty, covenant or agreement, set forth in any other document signed by the Borrower in connection with the issuance of this Note which is not cured or cannot be cured by the Borrower within ten (10) days after the Holder has given the Borrower written notice of such default;

(iv) Any default of the Borrower under any indebtedness or other obligations which aggregate at least $50,000 if such default is not cured by the Borrower before the earlier of (1) ten (10) days after the Holder has given the Borrower written notice of such default or (2) the obligee of such indebtedness or other obligation has made demand or notified the Borrower of any acceleration and in either case, any cure period has lapsed; or

(v) The rendering of one or more judgments or orders against the Borrower for the payment of money exceeding any applicable insurance coverage by more than $50,000 in the aggregate, and either (1) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (2) there shall be any period of 30 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(vi) The institution by the Borrower of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official for all or any substantial part of its property or the taking of any action by it in furtherance of any such action; or

(vii) If, within sixty (60) days after the commencement of an action against the Borrower seeking any bankruptcy, insolvency, reorganization, liquidation or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Borrower or all orders or proceedings thereunder affecting the property of the Borrower stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Borrower of any trustee or receiver for all or any substantial part of its property such appointment shall not have been vacated;

then, with the exception of an Event of Default specified in clauses (vi) or (vii) above, the Holder of this Note may, by notice to the Borrower, declare the principal of this Note, all interest thereon and all other amounts payable hereunder to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, whereupon the principal amount of this Note, all such interest and all such amounts shall become and be immediately due and payable, and exercise any and all of its other rights under applicable law hereunder.

Upon the occurrence of an Event of Default specified in clauses (vi) or (vii) above, the principal amount of this Note, all interest thereon and all other amounts payable hereunder shall thereupon and concurrently therewith become due and payable, all without any action by the Holder of this Note, and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything in this Note to the contrary notwithstanding.

4.  Representations and Warranties and Covenants.  The Borrower represents and warrants to the Holder that:  (i) this Note is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms; and (ii) the execution and delivery by the Borrower of this Note and the performance by the Borrower of the transactions contemplated hereby do not and will not conflict with, or result in a breach of, or constitute a default under, the Certificate of Incorporation bylaws of the Borrower or under any agreement to which the Borrower is a party or to which the Borrower may be bound or affected.  The Borrower covenants that the proceeds of the loan represented by this Note shall be used for its working capital purpose.

5.  Waiver of Presentation, Demand, Etc.  All parties now or hereafter liable with respect to this Note, whether Borrower, guarantor, endorser or any other person hereby expressly waive presentment, demand of payment, protest, notice for demand of payment, protest and notice of non-payment, or any other notice of any kind with respect thereto.  No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy hereunder shall preclude or estop another or further exercise or any other right or remedy.

6.  Defenses, Set-Offs, Counterclaims.  The Borrower hereby agrees not to raise or interpose any defense, set-off or counterclaim of any kind or nature whatsoever it may have against the Holder in any action brought upon this Note and Borrower acknowledges that it has no defense of any kind or nature to the enforcement of this Note or to the binding nature of the obligations represented hereby.

7.  Amendments.  No amendment, modification, alteration or change of any of the provisions of this Note shall be effective unless in writing signed by the Borrower and the Holder and only to the extent therein set forth.

8.  Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York excluding the body of law relating to conflict laws.  The Borrower hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the courts located in New York County, New York in connection with any action or proceedings relating to this Note or the transactions contemplated hereby.

9.  Time of the Essence.  Time is of the essence of this Note and in case this Note is collected by law or through an attorney at law or under advice therefrom, the Borrower agrees to pay all costs of collection including reasonable attorneys' fees.  The Holder shall be under no duty to exercise any or all of the rights and remedies given by this Note and no party to this instrument shall be discharged from the obligations or undertakings hereunder (a) should the Holder release or agree not to sue any person against whom the party has, to the knowledge of Holder, a right to recourse, or (b) should the Holder agree to suspend the right to enforce this Note against such person or otherwise discharge such person.

10.  Severability.  In the event that any term or provision of this Note shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by any authority having jurisdiction, such determination shall not impair or otherwise affect the validity, legality or enforceability of the remaining terms and provisions of this Note, which shall be enforced as if the unenforceable term or provision were deleted.

11.  Consent to Service and Waiver of Jury Trial.  The Borrower hereby consents to service of any notice, process, motion or other document in connection with any lawsuit or other proceeding arising out of or relating to this Note, by registered mail, return receipt requested, to its address set forth herein or such other address as the Borrower shall provide Holder in writing and the Borrower hereby waives any right to trial by jury in any such lawsuit or proceeding.

12.  Successors and Assigns.  The Note shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

13.  Facsimile and pdf Signatures.  Facsimile and pdf signatures hereto shall have the same validity as original signatures hereto.

IN WITNESS WHEREOF, the undersigned has caused this Note to be issued as of the 30th day of June 2010.

FLORHAM CONSULTING CORP.

By:
Joseph J. Bianco
Chief Executive Officer